Dryden Small-Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102



       June 28, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Small-Cap Core Equity Fund, Inc.
File No. 811-08167


Ladies and Gentlemen,

       Enclosed please find the Semi-Annual Report on Form N-SAR for Dryde Small-Cap Core Equity Fund, Inc. for the Semi-Annual period ended April 30, 2007. The Form N-SAR was filed using the EDGAR system.


                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 15th day of June 2007.



Dryden Small-Cap Core Equity Fund, Inc.




Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
           Floyd L. Hoelscher					Jonathan D. Shain
       							Assistant Secretary

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